STATEMENT REGARDING COMPUTATION
OF PER SHARE EARNINGS



                                                                            Quarter Ending                 Nine Months Ending
                                                                              October 31                      October 31
                                                                    -----------------------------      ---------------------------
                                                                         1994              1993            1994            1993
                                                                     -----------       -----------      -----------     -----------
PRIMARY
Weighted average shares outstanding at end of period                   12,533,709       11,908,653       12,478,113      11,914,627
Assuming exercise of options reduced by the number of
 shares which could have been purchased with the
 proceeds from exercise                                                         0           80,664           33,924          11,746
                                                                      -----------      -----------      -----------     -----------
Shares outstanding for computation of per share earnings               12,533,709       11,989,317       12,512,037      11,926,373
                                                                      ===========      ===========      ===========     ===========
Net income                                                            $  (640,423)     $  (748,000      $ 7,327,664     $ (5,121,00)
                                                                      ===========      ===========      ===========     ===========
Primary earnings per share                                            $     (0.05)     $      0.06      $      0.59     $     (0.43)
                                                                      ===========      ===========      ===========     ===========



FULLY DILUTED
Weighted average shares outstanding at end of period                   12,533,709       11,908,653       12,478,113      11,914,627
Assuming exercise of options reduced by the number of
 shares which could have been purchased with the
 proceeds from exercise                                                   190,988           80,664          101,062          40,574
                                                                      -----------      -----------      -----------     -----------
Shares outstanding for computation of per share earnings               12,724,697       11,989,317       12,579,175      11,955,201
                                                                      ===========      ===========      ===========     ===========
Net income                                                            $ (640,423)      $   748,000      $ 7,327,664    $ (5,121,000)
                                                                      ===========      ===========      ===========     ===========
Fully diluted earnings per share                                      $    (0.05)      $      0.06      $     0.58     $      (0.43)
                                                                      ===========      ===========      ===========     ===========

REPORTED EARNINGS PER SHARE                                           $     (0.05)     $      0.06      $      0.59    $      (0.43)
                                                                      ===========      ===========      ===========     ===========


The company does not meet the 3% dilution test contained in Accounting Principles Board Opinion #15, therefore disclosure of diluted earnings per share on the face of the condensed consolidated statements of operations is not required.